Ziegler, Ziegler & Associates LLP

Counselors at Law

570 Lexington Avenue, Suite 2405

New York, New York 10022

(212) 319-7600

Telecopier (212) 319-7605

October 7, 2022

JPMorgan Chase Bank, N.A., as Depositary

383 Madison Avenue, Floor 11

New York, New York 10179

American Depositary Shares

evidenced by American Depositary Receipts

for deposited shares of common stock of

Yamaha Motor Co., Ltd

Dear Sirs:

Referring to the Registration Statement on Form F-6 (the "Registration Statement") relating to the above-entitled American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") each ADS representing one-half of one share of common stock of Yamaha Motor Co., Ltd (the "Shares"). The ADR(s) issued by the Depositary to evidence the ADSs issued pursuant to the Registration Statement will constitute the agreement between the Depositary and the Holder(s) and Beneficial Owner(s) (each as defined in the form of ADR attached as Exhibit (a) to the Registration Statement) of the ADR(s) evidencing such ADSs.

In rendering the opinions set forth herein, we have assumed (i) that at the time any ADSs are issued, (a) the Registration Statement will have been declared effective by the United States Securities and Exchange Commission and remain effective, and (b) the relevant Shares will have been duly authorized, legally and validly issued, will be fully paid and non-assessable, will have been duly deposited with the Custodian (as defined in the form of ADR) under and in accordance with all applicable laws and regulations, and will constitute "Shares" within the meaning of such term under the terms and conditions governing the ADSs; and (ii) that the rights and remedies set forth in the terms and conditions governing the ADSs will be exercised reasonably and in good faith.

Based upon and subject to the foregoing, we are of the opinion that the ADSs covered by the Registration Statement, when evidenced by ADRs that are duly executed and delivered by the Depositary and issued in accordance with the terms of the ADRs and the Registration Statement, will be validly issued and will entitle the registered holders of the ADSs to the rights specified in the form of ADR.

The foregoing opinion is limited to the laws of the State of New York, and we are expressing no opinion as to the laws of any other jurisdiction or the effect of any such laws on the foregoing opinion

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressee hereof cannot use anything contained herein or in any document referred to herein, as “tax advice” (within the meaning given to such term by the U.S. Internal Revenue Service (“IRS”) in IRS Circular 230 and any related interpretative advice issued by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice). Without admitting that anything contained herein or in any document referred to herein constitutes “tax advice” for any purpose, notice is hereby given that, to the extent anything contained herein or in any document referred to herein constitutes, or is or may be interpreted by any court, by the IRS or by any other administrative body to constitute, “tax advice,” such “tax advice” is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code, or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

We hereby consent to the use of this opinion as Exhibit d of the above-mentioned Registration Statement. In giving such consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. This opinion may not otherwise be disclosed to or relied upon by anyone else or used for any other purpose or quoted or referred to or made public in any way without our express prior written consent. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours, /s/ Ziegler, Ziegler & Associates LLP